                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                              __________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                             36-0899825

                                                           (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                   60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              __________________
                           NATIONAL DATA CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



             DELAWARE                                     58-0977458
  (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


NATIONAL DATA PLAZA
ATLANTA, GEORGIA                                         30329-2010
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of October, 1996.


          THE FIRST NATIONAL BANK OF CHICAGO,
          TRUSTEE

          BY /s/ Steven M. Wagner
             --------------------------------------
             STEVEN M. WAGNER
             VICE PRESIDENT



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF ITT CORPORATION, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996 (REGISTRATION NO. 333-07221).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                            October 16, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between National Data Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO



                                   BY: /s/ Steven M. Wagner
                                       -------------------------------------
                                       STEVEN M. WAGNER
                                       VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago
Address:                One First National Plaza, Ste 0460
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------
Call Date: 06/30/96  ST-BK:  17-1630 FFIEC 031
                             Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                          DOLLAR AMOUNTS IN             C400
                                                                             THOUSANDS          RCFD      BIL MIL THOU
                                                                           -------------        ----      ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and
     currency and coin(1)...........................................          0081                  3,572,641  1.a.
     b. Interest-bearing balances(2)................................          0071                  6,958,367  1.b.
2.   Securities
     a. Held-to-maturity securities(from
        Schedule RC-B, column A)....................................          1754                          0  2.a.
     b. Available-for-sale securities (from
        Schedule RC-B, column D)....................................          1773                  1,448,974  2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and
     its Edge and Agreement
     subsidiaries, and in IBFs:
     a. Federal Funds sold..........................................          0276                  5,020,878  3.a.
     b. Securities purchased under agreements
        to resell...................................................          0277                    918,688  3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income
     (from Schedule RC-C)...........................................  RCFD    2122                 19,125,160  4.a.
     b. LESS: Allowance for loan and lease losses...................  RCFD    3123                    379,232  4.b.
     c. LESS: Allocated transfer risk reserve.......................  RCFD    3128                          0  4.c.
     d. Loans and leases, net of unearned
        income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)........................          2125                 18,745,928  4.d.
5.   Assets held in trading accounts................................          3545                  9,599,172    5.
6.   Premises and fixed assets (including capitalized leases).......          2145                    623,289    6.
7.   Other real estate owned (from Schedule RC-M)...................          2150                      8,927    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..................................          2130                     57,280    8.
9.  Customers' liability to this bank on acceptances outstanding....          2155                    632,259    9.
10.  Intangible assets (from Schedule RC-M).........................          2143                    156,715   10.
11.  Other assets (from Schedule RC-F)..............................          2160                  1,592,088   11.
12.  Total assets (sum of items 1 through 11).......................          2170                 49,335,206   12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  The First National Bank of Chicago
Address:              One First National
                      Plaza, Ste 0460
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

Call Date:            06/30/96 ST-BK: 17-1630 FFIEC 031
                                      Page RC-2


SCHEDULE RC-CONTINUED                                                             DOLLAR AMOUNTS IN
                                                                  Thousands                             BIL MIL THOU
                                                                -------------                           ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of
        columns A and C from Schedule RC-E,
        part 1)............................................       RCON 2200                                16,878,870   13.a.
       (1) Noninterest-bearing(1)..........................       RCON 6631                                 7,855,880   13.a.(1)
       (2) Interest-bearing................................       RCON 6636                                 9,022,990   13.a.(2)
     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs (from Schedule
        RC-E, part II).....................................       RCFN 2200                                12,677,057   13.b.
        (1) Noninterest bearing............................       RCFN 6631                                   766,936   13.b.(1)
        (2) Interest-bearing...............................       RCFN 6636                                11,910,121   13.b.(2)

14. Federal funds purchased and securities sold
    under agreements to repurchase in domestic
    offices of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal funds purchased.............................       RCFD 0278                                 1,318,968   14.a.
    b. Securities sold under agreements
       to repurchase.......................................       RCFD 0279                                 1,197,589   14.b.
15. a. Demand notes issued to the U.S. Treasury............       RCON 2840                                   104,546   15.a.
    b. Trading Liabilities.................................       RCFD 3548                                 6,431,784   15.b.
16. Other borrowed money:
    a. With original maturity of one year or less..........       RCFD 2332                                 4,437,636   16.a.
    b. With original maturity of more than one year........       RCFD 2333                                    75,308   16.b.
17. Mortgage indebtedness and obligations under
    capitalized leases.....................................       RCFD 2910                                   283,041   17.
18. Bank's liability on acceptance executed
    and outstanding........................................       RCFD 2920                                   632,259   18.
19. Subordinated notes and debentures......................       RCFD 3200                                 1,275,000   19.
20. Other liabilities (from Schedule RC-G).................       RCFD 2930                                   892,947   20.
21. Total liabilities (sum of items 13
    through 20)............................................       RCFD 2948                                46,205,005   21.
22. Limited-Life preferred stock and related surplus.......       RCFD 3282                                         0   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..........       RCFD 3838                                         0   23.
24. Common stock...........................................       RCFD 3230                                   200,858   24.
25. Surplus (exclude all surplus related to
    preferred stock).......................................       RCFD 3839                                 2,349,164   25.
26. a. Undivided profits and capital reserves
       unrealized holding gains (losses) on
       available-for-sale..................................       RCFD 3632                                   584,878   26.a.
    b. Net securities......................................       RCFD 8434                                    (3,951)  26.b.
27. Cumulative foreign currency translation
    adjustments............................................       RCFD 3284                                      (748)  27.
28. Total equity capital (sum of items 23
    through 27)............................................       RCFD 3210                                 3,130,201   28.
29. Total liabilities, limited-life preferred stock,
    and equity  capital (sum of items 21, 22, and 28)......       RCFD 3300                                49,335,206   29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1995...................................... RCFD 6724 Number
                                                                 -------------
                                                                 N/A
                                                                 -------------
     M.1.

1 = Independent audit of the bank            4 = Directors' examination of the
    conducted in accordance                      bank performed by other
    with generally accepted                  5 = Review of the bank's financial
    auditing standards by a                      statements by external
    certified external auditors (may be      6 = Compilation of the bank's
    required by state chartering                 financial statements by
    public accounting firm                       external submits a report on
    which submits a report on the                the consolidated holding
    bank authority)                              company auditors
2 = Independent audit of the bank's          7 = Other audit procedures
    parent holding company conducted             (excluding tax preparation
    in accordance with generally                 work)
    accepted auditing auditors               8 = No external audit work
    standards by a certified public
    accounting firm which (but not
    on the bank separately)
3 = Directors' examination of the
    bank conducted in accordance with
    generally accepted auditing standards
    by a certified public accounting
    firm (may be required by
    state chartering authority)

________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.